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                                                                    Exhibit 23.1


INDEPENDENT AUDITOR'S CONSENT

The Board of Directors
The L. S. Starrett Company

We consent to the incorporation by reference in this Registration Statement of the L. S. Starrett Company on Form S-8 of our reports dated August 2, 1996 and May 24, 1996, appearing in the Annual Report on Form 10-K of the L. S. Starrett Company for the year ended June 29, 1996 and in the Annual Report on Form 11-K of the L. S. Starrett Company 401(k) Stock Savings Plan for the year ended December 31, 1995, respectively.


DELOITTE & TOUCHE LLP
Boston, Massachusetts
September 25, 1996